AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 11, 2005.

REGISTRATION NO. 333-124111

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

AMENDMENT NO. 4 TO

FORM S-4

REGISTRATION STATEMENT

UNDER THE SECURITIES ACT OF 1933

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

(Exact Name of Registrant as Specified in Its Charter)

Delaware	7832	48-1281416
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

711 Fifth Avenue

New York, New York 10022

Telephone: (646) 521-6000

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

John J. Walker

Senior Vice President, Chief Financial Officer and Treasurer

711 Fifth Avenue

New York, New York 10022

Telephone: (646) 521-6000

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

with copies to:

Michael Politi Senior Vice President and General Counsel 711 Fifth Avenue New York, New York 10022 Telephone: (646) 521-6000	Jane D. Goldstein Ropes & Gray LLP One International Place Boston, MA 02110-2624 (617) 951-7000

Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount To be Registered (1)	Proposed Maximum Offering Price Per Unit (1)	Proposed Maximum Aggregate Offering Price (1)	Amount of Registration Fee
9% Senior Subordinated Notes due 2014	$315,000,000	100%	$315,000,000	$37,076
Guarantees of 9% Senior Subordinated Notes due 2014	$315,000,000	(2)	(2)	None (2)

(1)	Estimated solely for purposes of calculating the registration fee pursuant to Rule 457 (f)(1) under the Securities Act of 1933, as amended (the “Securities Act”). The registration fee was paid on April 18, 2005 in connection with the filing of the Registration Statement.
(2)	Pursuant to Rule 457(n) under the Securities Act, no registration fee is required with respect to the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ADDITIONAL REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State of Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification No.
Loews Citywalk Theatre Corporation	CA	7832	95-4760311
S&J Theatres, Inc.	CA	7832	95-4464380
Loews Bristol Cinemas, Inc.	CT	7832	13-3471807
Loews Connecticut Cinemas, Inc.	CT	7832	13-3590839
Downtown Boston Cinemas, LLC	DE	7832	13-4085511
Farmers Cinemas, Inc.	DE	7832	13-3684442
Gateway Cinemas, LLC	DE	7832	N/A
Kips Bay Cinemas, Inc.	DE	7832	13-3281502
LCE AcquisitionSub, Inc.	DE	7832	N/A
LCE Mexican Holdings, Inc.	DE	7832	20-1386585
Lewisville Cinemas, LLC	DE	7832	13-4088749
Loeks Acquisition Corp.	DE	7832	56-2284652
Loews Akron Cinemas, Inc.	DE	7832	13-3281322
Loews Arlington Cinemas, Inc.	DE	7832	13-3281336
Loews Bay Terrace Cinemas, Inc.	DE	7832	13-3281288
Loews Berea Cinemas, Inc.	DE	7832	13-3281329
Loews Cineplex International Holdings, Inc.	DE	7832	51-0382751
Loews Cineplex Theatres, Inc.	DE	7832	13-3386485
Loews Cineplex Theatres Holdco, Inc.	DE	7832	48-1281425
Loews Cineplex U.S. Callco, LLC	DE	7832	N/A
Loews Garden State Cinemas, LLC	DE	7832	20-1252363
Loews Greenwood Cinemas, Inc.	DE	7832	13-2773641
Loews North Versailles Cinemas, LLC	DE	7832	13-4085637
Loews Plainville Cinemas, LLC	DE	7832	13-4085634
Loews Stonybrook Cinemas, Inc.	DE	7832	13-3281343
Loews Theatre Management Corp.	DE	7832	13-3274097
Loews Theatres Clearing Corp.	DE	7832	13-3370286
Loews USA Cinemas Inc.	DE	7832	13-3556697
Loews Vestal Cinemas, Inc.	DE	7832	13-3281331
Loews Washington Cinemas, Inc.	DE	7832	13-3467662
LTM New York, Inc.	DE	7832	13-3406600
LTM Turkish Holdings, Inc.	DE	7832	13-4104481
Methuen Cinemas, LLC	DE	7832	13-4089322
Ohio Cinemas, LLC	DE	7832	13-4089320
Plitt Southern Theatres, Inc.	DE	7832	95-3273303
Plitt Theatres, Inc.	DE	7832	36-2794628
Poli-New England Theatres, Inc.	DE	7832	13-1175325
Richmond Mall Cinemas, LLC	DE	7832	13-4085599
RKO Century Warner Theatres, Inc.	DE	7832	11-2562412
Springfield Cinemas, LLC	DE	7832	13-4089319
Star Theatres of Michigan, Inc.	DE	7832	13-3481311
Star Theatres, Inc.	DE	7832	13-3627222
The Walter Reade Organization, Inc.	DE	7832	21-0734851
Theater Holdings, Inc.	DE	7832	04-2930979
U.S.A. Cinemas, Inc.	DE	7832	04-2901102
Waterfront Cinemas, LLC	DE	7832	13-4157670
Crestwood Cinemas, Inc.	IL	7832	22-3014768
Illinois Cinemas, Inc.	IL	7832	13-4043068
Loews Chicago Cinemas, Inc.	IL	7832	13-3488800
Loews Merrillville Cinemas, Inc.	IL	7832	22-3017546

Exact Name of Registrant as Specified in its Charter	State of Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification No.
Loews Piper’s Theatres, Inc.	IL	7832	22-2974621
Loews Rolling Meadows Cinemas, Inc.	IL	7832	13-3585995
North Star Cinemas, Inc.	IL	7832	13-4094675
Rosemont Cinemas, Inc.	IL	7832	13-4043071
Skokie Cinemas, Inc.	IL	7832	13-4140178
South Holland Cinemas, Inc.	IL	7832	13-4121863
Webster Chicago Cinemas, Inc.	IL	7832	36-4081404
Woodfield Cinemas, Inc.	IL	7832	13-4043072
Woodridge Cinemas, Inc.	IL	7832	22-3014787
Loews Century Mall Cinemas, Inc.	IN	7832	13-3029435
Loews Cherry Tree Mall Cinemas, Inc.	IN	7832	13-3029433
Loews Lafayette Cinemas, Inc.	IN	7832	13-2939482
Fall River Cinema, Inc.	MA	7832	04-2803831
Liberty Tree Cinema Corp.	MA	7832	04-3269280
Loews Cheri Cinemas, Inc.	MA	7832	22-2995955
Loews Fresh Pond Cinemas, Inc.	MA	7832	13-3594484
Nickelodeon Boston, Inc.	MA	7832	04-2647784
Sack Theatres, Inc.	MA	7832	04-2897798
Loews Baltimore Cinemas, Inc.	MD	7832	13-3484502
Loews Centerpark Cinemas, Inc.	MD	7832	13-3548688
Loeks-Star Partners	MI	7832	38-3296264
Brick Plaza Cinemas, Inc.	NJ	7832	22-1909532
Jersey Garden Cinemas, Inc.	NJ	7832	22-2118660
Loews East Hanover Cinemas, Inc.	NJ	7832	13-3467668
Loews Freehold Mall Cinemas, Inc.	NJ	7832	22-3000622
Loews Meadowland Cinemas 8, Inc.	NJ	7832	13-3361946
Loews Meadowland Cinemas, Inc.	NJ	7832	13-3091215
Loews Mountainside Cinemas, Inc.	NJ	7832	13-3642143
Loews New Jersey Cinemas, Inc.	NJ	7832	13-1820779
Loews Newark Cinemas, Inc.	NJ	7832	13-3567035
Loews Ridgefield Park Cinemas, Inc.	NJ	7832	13-3352926
Loews Toms River Cinemas, Inc.	NJ	7832	13-3411449
Loews West Long Branch Cinemas, Inc.	NJ	7832	13-3590512
Loews-Hartz Music Makers Theatres, Inc.	NJ	7832	13-3370285
Music Makers Theatres, Inc.	NJ	7832	22-1863281
New Brunswick Cinemas, Inc.	NJ	7832	22-2117486
Parsippany Theatre Corp.	NJ	7832	13-6169369
Red Bank Theatre Corporation	NJ	7832	22-2229129
White Marsh Cinemas, Inc.	NJ	7832	13-3604226
71st & 3rd Ave. Corp.	NY	7832	13-1968815
Crescent Advertising Corporation	NY	7832	16-1172849
Eton Amusement Corporation	NY	7832	13-0686045
Forty-Second Street Cinemas, Inc.	NY	7832	13-3179361
Hawthorne Amusement Corporation	NY	7832	13-0829712
Hinsdale Amusement Corporation	NY	7832	13-1841984
Lance Theatre Corporation	NY	7832	13-0943435
Loews Astor Plaza, Inc.	NY	7832	13-2780041
Loews Boulevard Cinemas, Inc.	NY	7832	13-0980716
Loews Broadway Cinemas, Inc.	NY	7832	06-1160202
Loew’s California Theatres, Inc.	NY	7832	13-0873262
Loews Crystal Run Cinemas, Inc.	NY	7832	22-3014776

Exact Name of Registrant as Specified in its Charter	State of Other Jurisdiction of Incorporation or Organization	Primary Standard Industry Classification Code Number	I.R.S. Employer Identification No.
Loews East Village Cinemas, Inc.	NY	7832	13-3472867
Loews Elmwood Cinemas, Inc.	NY	7832	13-2991181
Loews Levittown Cinemas, Inc.	NY	7832	13-3143446
Loews Lincoln Theatre Holding Corp.	NY	7832	13-1684091
Loews Orpheum Cinemas, Inc.	NY	7832	13-3556932
Loews Palisades Center Cinemas, Inc.	NY	7832	13-3467560
Loews Roosevelt Field Cinemas, Inc.	NY	7832	13-3411450
Loews Trylon Theatre, Inc.	NY	7832	13-2991180
Parkchester Amusement Corporation	NY	7832	13-1150623
Putnam Theatrical Corporation	NY	7832	13-1189932
Talent Booking Agency, Inc.	NY	7832	13-6155797
Thirty-Fourth Street Cinemas, Inc.	NY	7832	13-3036478
Loews Richmond Mall Cinemas, Inc.	OH	7832	13-3188106
Mid-States Theatres, Inc.	OH	7832	31-0851111
Loews Montgomery Cinemas, Inc.	PA	7832	22-2929019
Stroud Mall Cinemas, Inc.	PA	7832	22-2217247
Cityplace Cinemas, Inc	TX	7832	13-3465138
Fountain Cinemas, Inc.	TX	7832	13-3399128
Loews Arlington West Cinemas, Inc.	TX	7832	13-3166737
Loews Deauville North Cinemas, Inc.	TX	7832	13-3202133
Loews Fort Worth Cinemas, Inc.	TX	7832	13-3360654
Loews Houston Cinemas, Inc.	TX	7832	13-0980750
Loews Lincoln Plaza Cinemas, Inc.	TX	7832	13-3048437
Loews Cineplex Entertainment Gift Card Corporation	VA	7832	81-0629627
Loews Pentagon City Cinemas, Inc.	VA	7832	22-2929006

The address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices is: c/o Loews Cineplex Entertainment Corporation, 711 Fifth Avenue, New York, New York 10022, Telephone: (646) 521-6000

The name, address, including zip code and telephone number, including area code, of agent for service for each of the Additional Registrants is:

Michael Politi

Senior Vice President and General Counsel

711 Fifth Avenue

New York, New York 10022

Telephone: (646) 521-6000

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Directors and Officers

Indemnification Under the Delaware General Corporation Law

Section 145 of the Delaware General Corporation Law, as amended, (the “DGCL”), authorizes a Delaware corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding, if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145 further authorizes a Delaware corporation to indemnify any person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit, if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless, and only to the extent that, the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper. To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to above, or in defense of any claim, issue or matter, such person shall be indemnified against expenses, including attorneys’ fees, actually and reasonably incurred by such person. Indemnity is mandatory to the extent a claim, issue or matter has been successfully defended.

The Delaware General Corporation Law also allows a corporation to provide for the elimination or limit of the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provision shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock purchases or redemptions, or (4) for any transaction from which the director derived an improper personal benefit. These provisions will not limit the liability of directors or officers under the federal securities laws of the United States.

Section 9.1 of the Company’s bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or an officer of the Company, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding to the fullest extent and in the matter set forth in and permitted by the General Corporation Law.

Section 9.1 of the Company’s bylaws provides that the Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was an employee or agent of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonable incurred by him in connection with such action, suit or proceeding to the fullest extent and in the matter set forth in and permitted by the General Corporation Law.

Section 9.5 of the Company’s bylaws gives the Company the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Sections 8.1 and 8.2 of the bylaws or under Section 145 of the General Corporation Law or any other provision of law.

The Company has purchased and maintains insurance on behalf of any person who is or was a director, officer, employee or agent of the Company, or is or was a director or officer of the Company serving at the request of the Company as a director, officer, employee or agent of another Company, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of Section 9.1 and of the bylaws or under Section 145 of the General Corporation Law or any other provision of law.

Item 21. Exhibits and Financial Statement Schedules

(a) Exhibits

2.1	Stock Purchase Agreement dated as of June 18, 2004, among LCE Holdings, Inc., Loews Cineplex Entertainment Corporation and the other persons identified therein.*

2.2	Agreement and Plan of Merger, dated as of June 20, 2005, by and among Marquee Holdings Inc., a Delaware corporation, and LCE Holdings, Inc., a Delaware corporation.*

3.1	Certificate of Incorporation of Loews Cineplex Entertainment Corporation, with amendments.*

Certificates of Incorporation or corresponding instrument, with amendments, of the following additional registrants:

3.2.1	Loews Citywalk Theatre Corporation*

3.2.2	S&J Theatres, Inc.*

3.2.3	Loews Bristol Cinemas, Inc.*

3.2.4	Loews Connecticut Cinemas, Inc.*

3.2.5	Downtown Boston Cinemas, LLC*

3.2.6	Farmers Cinemas, Inc.*

3.2.7	Gateway Cinemas, LLC*

3.2.8	Kips Bay Cinemas, Inc.*

3.2.9	LCE Mexican Holdings, Inc.*

3.2.10	Lewisville Cinemas, LLC*

3.2.11	Loeks Acquisition Corp.*

3.2.12	Loews Akron Cinemas, Inc.*

3.2.13	Loews Arlington Cinemas, Inc.*

3.2.14	Loews Bay Terrace Cinemas, Inc.*

3.2.15	Loews Berea Cinemas, Inc.*

3.2.16	Loews Cineplex International Holdings, Inc.*

3.2.17	Loews Cineplex Theatres, Inc.*

3.2.18	Loews Cineplex Theatres Holdco, Inc.*

3.2.19	Loews Cineplex U.S. Callco, LLC*

3.2.20	Loews Garden State Cinemas, LLC*

3.2.21	Loews Greenwood Cinemas, Inc.*

3.2.22	Loews North Versailles Cinemas, LLC*

3.2.23	Loews Plainville Cinemas, LLC*

3.2.24	Loews Stonybrook Cinemas, Inc.*

3.2.25	Loews Theatre Management Corp.*

3.2.26	Loews Theatres Clearing Corp.*

3.2.27	Loews USA Cinemas Inc.*

3.2.28	Loews Vestal Cinemas, Inc.*

3.2.29	Loews Washington Cinemas, Inc.*

3.2.30	LTM New York, Inc.*

3.2.31	LTM Turkish Holdings, Inc.*

3.2.32	Methuen Cinemas, LLC*

3.2.33	Ohio Cinemas, LLC*

3.2.34	Plitt Southern Theatres, Inc.*

3.2.35	Plitt Theatres, Inc.*

3.2.36	Poli-New England Theatres, Inc.*

3.2.37	Richmond Mall Cinemas, LLC*

3.2.38	RKO Century Warner Theatres, Inc.*

3.2.39	Springfield Cinemas, LLC*

3.2.40	Star Theatres of Michigan, Inc.*

3.2.41	Star Theatres, Inc.*

3.2.42	The Walter Reade Organization, Inc.*

3.2.43	Theater Holdings, Inc.*

3.2.44	U.S.A. Cinemas, Inc.*

3.2.45	Waterfront Cinemas, LLC*

3.2.46	Crestwood Cinemas, Inc.*

3.2.47	Illinois Cinemas, Inc.*

3.2.48	Loews Chicago Cinemas, Inc.*

3.2.49	Loews Merrillville Cinemas, Inc.*

3.2.50	Loews Piper’s Theatres, Inc.*

3.2.51	Loews Rolling Meadows Cinemas, Inc.*

3.2.52	North Star Cinemas, Inc.*

3.2.53	Rosemont Cinemas, Inc.*

3.2.54	Skokie Cinemas, Inc.*

3.2.55	South Holland Cinemas, Inc.*

3.2.56	Webster Chicago Cinemas, Inc.*

3.2.57	Woodfield Cinemas, Inc.*

3.2.58	Woodridge Cinemas, Inc.*

3.2.59	Loews Century Mall Cinemas, Inc.*

3.2.60	Loews Cherry Tree Mall Cinemas, Inc.*

3.2.61	Loews Lafayette Cinemas, Inc.*

3.2.62	Fall River Cinema, Inc.*

3.2.63	Liberty Tree Cinema Corp.*

3.2.64	Loews Cheri Cinemas, Inc.*

3.2.65	Loews Fresh Pond Cinemas, Inc.*

3.2.66	Nickelodeon Boston, Inc.*

3.2.67	Sack Theatres, Inc.*

3.2.68	Loews Baltimore Cinemas, Inc.*

3.2.69	Loews Centerpark Cinemas, Inc.*

3.2.70	Brick Plaza Cinemas, Inc.*

3.2.71	Jersey Garden Cinemas, Inc.*

3.2.72	Loews East Hanover Cinemas, Inc.*

3.2.73	Loews Freehold Mall Cinemas, Inc.*

3.2.74	Loews Meadowland Cinemas 8, Inc.*

3.2.75	Loews Meadowland Cinemas, Inc.*

3.2.76	Loews Mountainside Cinemas, Inc.*

3.2.77	Loews New Jersey Cinemas, Inc.*

3.2.78	Loews Newark Cinemas, Inc.*

3.2.79	Loews Ridgefield Park Cinemas, Inc.*

3.2.80	Loews Toms River Cinemas, Inc.*

3.2.81	Loews West Long Branch Cinemas, Inc.*

3.2.82	Loews-Hartz Music Makers Theatres, Inc.*

3.2.83	Music Makers Theatres, Inc.*

3.2.84	New Brunswick Cinemas, Inc.*

3.2.85	Parsippany Theatre Corp.*

3.2.86	Red Bank Theatre Corporation*

3.2.87	White Marsh Cinemas, Inc.*

3.2.88	71st & 3rd Ave. Corp.*

3.2.89	Crescent Advertising Corporation*

3.2.90	Eton Amusement Corporation*

3.2.91	Forty-Second Street Cinemas, Inc.*

3.2.92	Hawthorne Amusement Corporation*

3.2.93	Hinsdale Amusement Corporation*

3.2.94	Lance Theatre Corporation*

3.2.95	Loews Astor Plaza, Inc.*

3.2.96	Loews Boulevard Cinemas, Inc.*

3.2.97	Loews Broadway Cinemas, Inc.*

3.2.98	Loew’s California Theatres, Inc.*

3.2.99	Loews Crystal Run Cinemas, Inc.*

3.2.100	Loews East Village Cinemas, Inc.*

3.2.101	Loews Elmwood Cinemas, Inc.*

3.2.102	Loews Levittown Cinemas, Inc.*

3.2.103	Loews Lincoln Theatre Holding Corp.*

3.2.104	Loews Orpheum Cinemas, Inc.*

3.2.105	Loews Palisades Center Cinemas, Inc.*

3.2.106	Loews Roosevelt Field Cinemas, Inc.*

3.2.107	Loews Trylon Theatre, Inc.*

3.2.108	Parkchester Amusement Corporation*

3.2.109	Putnam Theatrical Corporation*

3.2.110	Talent Booking Agency, Inc.*

3.2.111	Thirty-Fourth Street Cinemas, Inc.*

3.2.112	Loews Richmond Mall Cinemas, Inc.*

3.2.113	Mid-States Theatres, Inc.*

3.2.114	Loews Montgomery Cinemas, Inc.*

3.2.115	Stroud Mall Cinemas, Inc.*

3.2.116	Cityplace Cinemas, Inc.*

3.2.117	Fountain Cinemas, Inc.*

3.2.118	Loews Arlington West Cinemas, Inc.*

3.2.119	Loews Deauville North Cinemas, Inc.*

3.2.120	Loews Fort Worth Cinemas, Inc.*

3.2.121	Loews Houston Cinemas, Inc.*

3.2.122	Loews Lincoln Plaza Cinemas, Inc.*

3.2.123	Loews Cineplex Entertainment Gift Card Corporation*

3.2.124	Loews Pentagon City Cinemas, Inc.*

3.2.125	LCE AcquisitionSub, Inc.*

3.3	By-laws of Loews Cineplex Entertainment Corporation.*

3.4	By-laws of the following Additional Registrants:*

71st & 3rd Ave. Corp.

Brick Plaza Cinemas, Inc.

Cityplace Cinemas, Inc.

Crescent Advertising Corporation

Crestwood Cinemas, Inc.

Eton Amusement Corporation

Fall River Cinema, Inc.

Farmers Cinemas, Inc.

Forty-Second Street Cinemas, Inc.

Fountain Cinemas, Inc.

Hawthorne Amusement Corporation

Hinsdale Amusement Corporation

Illinois Cinemas, Inc.

Jersey Garden Cinemas, Inc.

Kips Bay Cinemas, Inc.

Lance Theatre Corporation

Liberty Tree Cinema Corp.

Loeks Acquisition Corp.

Loews Akron Cinemas, Inc.

Loews Arlington Cinemas, Inc.

Loews Arlington West Cinemas, Inc.

Loews Astor Plaza, Inc.

Loews Baltimore Cinemas, Inc.

Loews Bay Terrace Cinemas, Inc.

Loews Berea Cinemas, Inc.

Loews Boulevard Cinemas, Inc.

Loews Bristol Cinemas, Inc.

Loews Broadway Cinemas, Inc.

Loew’s California Theatres, Inc.

Loews Centerpark Cinemas, Inc.

Loews Century Mall Cinemas, Inc.

Loews Cheri Cinemas, Inc.

Loews Cherry Tree Mall Cinemas, Inc.

Loews Chicago Cinemas, Inc.

Loews Cineplex Entertainment Gift Card Corporation

Loews Cineplex International Holdings, Inc.

Loews Cineplex Theatres Holdco, Inc.

Loews Citywalk Theatre Corporation

Loews Connecticut Cinemas, Inc.

Loews Crystal Run Cinemas, Inc.

Loews Deauville North Cinemas, Inc.

Loews East Hanover Cinemas, Inc.

Loews East Village Cinemas, Inc.

Loews Elmwood Cinemas, Inc.

Loews Fort Worth Cinemas, Inc.

Loews Freehold Mall Cinemas, Inc.

Loews Fresh Pond Cinemas, Inc.

Loews Greenwood Cinemas, Inc.

Loews Houston Cinemas, Inc.

Loews Lafayette Cinemas, Inc.

Loews Levittown Cinemas, Inc.

Loews Lincoln Plaza Cinemas, Inc.

Loews Lincoln Theatre Holding Corp.

Loews Meadowland Cinemas 8, Inc.

Loews Meadowland Cinemas, Inc.

Loews Merrillville Cinemas, Inc.

Loews Montgomery Cinemas, Inc.

Loews Mountainside Cinemas, Inc.

Loews New Jersey Cinemas, Inc.

Loews Newark Cinemas, Inc.

Loews Orpheum Cinemas, Inc.

Loews Palisades Center Cinemas, Inc.

Loews Pentagon City Cinemas, Inc.

Loews Piper’s Theatres, Inc.

Loews Richmond Mall Cinemas, Inc.

Loews Ridgefield Park Cinemas, Inc.

Loews Rolling Meadows Cinemas, Inc.

Loews Roosevelt Field Cinemas, Inc.

Loews Stonybrook Cinemas, Inc.

Loews Theatre Management Corp.

Loews Theatres Clearing Corp.

Loews Toms River Cinemas, Inc.

Loews Trylon Theatre, Inc.

Loews USA Cinemas Inc.

Loews Vestal Cinemas, Inc.

Loews Washington Cinemas, Inc.

Loews West Long Branch Cinemas, Inc.

Loews-Hartz Music Makers Theatres, Inc.

LTM New York, Inc.

LTM Turkish Holdings, Inc.

Mid-States Theatres, Inc.

Music Makers Theatres, Inc.

New Brunswick Cinemas, Inc.

Nickelodeon Boston, Inc.

North Star Cinemas, Inc.

Parkchester Amusement Corporation

Parsippany Theatre Corp.

Plitt Southern Theatres, Inc.

Plitt Theatres, Inc.

Poli-New England Theatres, Inc.

Putnam Theatrical Corporation

Red Bank Theatre Corporation

RKO Century Warner Theatres, Inc.

Rosemont Cinemas, Inc.

S&J Theatres Inc.

Sack Theatres, Inc.

Skokie Cinemas, Inc.

South Holland Cinemas, Inc.

Star Theatres of Michigan, Inc.

Star Theatres, Inc.

Stroud Mall Cinemas, Inc.

Talent Booking Agency, Inc.

The Walter Reade Organization, Inc.

Theater Holdings, Inc.

Thirty-Fourth Street Cinemas, Inc.

U.S.A. Cinemas, Inc.

Webster Chicago Cinemas, Inc.

White Marsh Cinemas, Inc.

Woodfield Cinemas, Inc.

Woodridge Cinemas, Inc.

3.5	By-laws of LCE Mexican Holdings, Inc.*

3.6	By-laws of Loews Cineplex Theatres, Inc.*

3.7	Limited Liability Company Agreement of Loews Cineplex U.S. Callco, LLC.*

3.8	Limited Liability Company Agreement of Downtown Boston Cinemas, LLC.*

3.9	Limited Liability Company Agreement of Gateway Cinemas, LLC.*

3.10	Limited Liability Company Agreement of Loews North Versailles Cinemas, LLC.*

3.11	Limited Liability Company Agreement of Loews Plainville Cinemas, LLC.*

3.12	Limited Liability Company Agreement of Methuen Cinemas, LLC.*

3.13	Limited Liability Company Agreement of Ohio Cinemas, LLC.*

3.14	Limited Liability Company Agreement of Richmond Mall Cinemas, LLC.*

3.15	Limited Liability Company Agreement of Springfield Cinemas, LLC.*

3.16	Limited Liability Company Agreement of Waterfront Cinemas, LLC.*

3.17	Limited Liability Company Agreement of Lewisville Cinemas, LLC.*

3.18	Limited Liability Company Agreement of Loews Garden State Cinemas, LLC.*

3.19	Partnership Agreement of Loeks-Star Partners.*

3.20	By-Laws of LCE AcquisitionSub, Inc.*

4.1	Indenture dated as of July 30, 2004, among Loews Cineplex Entertainment Corporation, the Guarantors named therein, and U.S. Bank National Association, Trustee.*

4.2	Registration Rights Agreement dated as of July 30, 2004 by and among Loews Cineplex Entertainment Corporation, Credit Suisse First Boston LLC, Citicorp Global Capital Markets Inc., Bank of America Securities LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc.*

5.1	Opinion of Ropes & Gray LLP.*

5.2	Opinion of Cohn Birnbaum & Shea.*

5.3	Opinion of Mayer, Brown, Rowe & Maw LLP.*

5.4	Opinion of Hackman Hulett & Cracraft, LLP.*

5.5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

5.6	Opinion of Warner Norcross & Judd LLP.*

5.7	Opinion of Porter Wright Morris & Arthur LLP.*

5.8	Opinion of Fulbright & Jaworski, L.L.P.

5.9	Opinion of Ballard Spahr Andrews & Ingersol, LLP.*

9.1	Stockholders Agreement dated as of July 30, 2004 among Loews Cineplex Entertainment Corporation, LCE Holdings, Inc. and Certain Stockholders of LCE Holdings, Inc.*

9.2	Management Stockholders Agreement dated as of January 12, 2005 among LCE Holdings, Inc., LCE Intermediate Holdings, Inc., LCE Holdco LLC, Loews Cineplex Entertainment Corporation and Certain Stockholders of LCE Holdings, Inc.*

10.1	Credit Agreement dated as of July 30, 2004 among Loews Cineplex Entertainment Corporation, Grupo Cinemex, S.A. DE C.V., Cadena Mexicana De Exhibición, S.A. de C.V., LCE Holdco, LLC, Citigroup Global Markets Inc. and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Bookrunners, Credit Suisse First Boston, as Syndication Agent, Bank Of America, N.A., Deutsche Bank AG Cayman Islands Branch and Lehman Commercial Paper Inc., as Co-Documentation Agents, Citicorp North America, Inc., as Administrative Agent, Dollar Swing Line Lender and L/C Issuer and Banco Nacional de Mexico, S.A., Integrante Del Grupo Financiero Banamex, as Mexican Administrative Agent and Peso Swing Line Lender.*

10.2	Security Agreement dated as of July 30, 2004 between Loews Cineplex Entertainment Corporation, the Grantors referred to therein as Grantors and Credit Suisse First Boston, as administrative agent.*

10.3	Loan Agreement dated as of August 16, 2004 between Grupo Cinemex, S.A. de C.V. and Cadena Mexicana De Exhibición, S.A. de C.V.*

10.4	Revolving Loan Agreement dated as of August 16, 2004 between Grupo Cinemex, S.A. de C.V. and Cadena Mexicana De Exhibición, S.A. de C.V.*

10.5	Subsidiary Guaranty dated as of July 30, 2004 from Subsidiary Guarantors named therein in favor of the secured parties referred to in the Credit Agreement referred to therein.*

10.6	Management Agreement dated as of July 30, 2004 by and among Loews Cineplex Entertainment Corporation, LCE Holdings, Inc., Bain Capital Partners, LLC, The Carlyle Group, and Spectrum Equity Investors.*

10.7	Employment Agreement between Travis Reid and Loews Cineplex Entertainment Corporation dated January 1, 2005.*

10.8	Employment Agreement between Miguel Davila and Loews Cineplex Entertainment Corporation dated November 10, 2004.*

10.9	Amended and Restated Management Stock Option Plan for LCE Holdings, Inc. and LCE Intermediate Holdings, Inc.*

10.10	Joint Venture Agreement, dated as of April 27, 1998, by and among LTM Spanish Holdings, Inc. and Ricardo Evole Martil, as amended on July 7, 2003.*

10.11	Amended and Restated Joint Venture Agreement, dated as of July 25, 2002, by and among Megabox Cineplex, Inc., Mediaplex, Inc., Loews Cineplex Entertainment Corporation and Loews Cineplex International Holdings, Inc.*

10.12	Amended and Restated Registration Rights Agreement dated as of January 12, 2005 among LCE Holdings, Inc., LCE Intermediate Holdings, Inc., LCE Holdco LLC, Loews Cineplex Entertainment Corporation and Certain Stockholders of LCE Holdings, Inc.*

10.13	Form of Indemnification Agreement between Loews Cineplex Entertainment Corporation and each of Michael Politi and Bryan Berndt.*

10.14	Form of Indemnification Agreement between Loews Cineplex Entertainment Corporation and each of Travis Reid, John Walker, David Badain and Seymour Smith.*

10.15	Form of Option Agreement of LCE Holdings, Inc. and LCE Intermediate Holdings, Inc.*

10.16	Option Agreement between LCE Holdings, Inc., LCE Intermediate Holdings, Inc. and Travis Reid.*

12	Statement of Computation of Ratio of Earnings to Fixed Charges.*

21	Subsidiaries.*

23.1	Consent of PricewaterhouseCoopers LLP regarding Loews financial statements.*

23.2	Consent of Samil PricewaterhouseCoopers.*

23.3	Consent of PricewaterhouseCoopers LLP regarding AMC Entertainment Inc. financial statements.*

23.4	Consent of Ropes & Gray LLP (included in the opinion previously filed).*

23.5	Consent of Cohn Birnbaum & Shea (included in the opinion previously filed).*

23.6	Consent of Mayer, Brown, Rowe & Maw LLP (included in the opinion previously filed).*

23.7	Consent of Hackman Hulett & Cracraft, LLP (included in the opinion previously filed).*

23.8	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion previously filed).*

23.9	Consent of Warner Norcross & Judd LLP (included in the opinion previously filed).*

23.10	Consent of Porter Wright Morris & Arthur LLP (included in the opinion previously filed).*

23.11	Consent of Fulbright & Jaworski, L.L.P. (included in the opinion filed herewith).

25	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank as Trustee.*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

*	Previously filed

(b) Financial Statement Schedules

The following financial statement schedules of the Company are included in Part II of the Registration Statement:

Report of Independent Registered Public Accounting Firm on Financial Statement Schedule
Valuation and Qualifying Accounts

All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and therefore has been omitted.

Item 22. Undertakings

(a) Each of the undersigned registrants hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) Each of the undersigned registrants hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 22 or 13 of this S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) Each of the undersigned registrants hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under Securities Act of 1933 may be permitted to directors, officers and controlling persons of each of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by either of the registrants of expenses incurred or paid by a director, officer or controlling person of either of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each of the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(e) Each of the undersigned registrants hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other Items of the applicable form.

(f) Each of the undersigned registrants hereby undertakes that every prospectus (i) that is filed pursuant to the immediately preceding paragraph or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act of 1933 and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act, Loews Cineplex Entertainment Corporation has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on August 11, 2005.

LOEWS CINEPLEX ENTERTAINMENT CORPORATION

*
Travis Reid President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
Principal Executive Officer:

* Travis Reid	President, Chief Executive Officer and Director	August 11, 2005

Principal Financial and Accounting Officer:

/S/ JOHN J. WALKER John J. Walker	Senior Vice President, Chief Financial Officer and Treasurer	August 11, 2005

* Miguel Ángel Dávila	CEO Cinemex and Director	August 11, 2005

* John Connaughton	Director	August 11, 2005

* Philip Loughlin	Director	August 11, 2005

* Ian Reynolds	Director	August 11, 2005

Signature	Title	Date

* Michael Connelly	Director	August 11, 2005

* Allan Holt	Director	August 11, 2005

* Eliot Merrill	Director	August 11, 2005

* Brion Applegate	Director	August 11, 2005

* Benjamin Coughlin	Director	August 11, 2005

*BY /S/ JOHN J. WALKER John J. Walker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on August 11, 2005.

71ST & 3RD AVE. CORP.
BRICK PLAZA CINEMAS, INC.
CITYPLACE CINEMAS, INC.
CRESCENT ADVERTISING CORPORATION
CRESTWOOD CINEMAS, INC.
ETON AMUSEMENT CORPORATION
FALL RIVER CINEMA, INC.
FARMERS CINEMAS, INC.
FORTY-SECOND STREET CINEMAS, INC.
FOUNTAIN CINEMAS, INC.
HAWTHORNE AMUSEMENT CORPORATION
HINSDALE AMUSEMENT CORPORATION
ILLINOIS CINEMAS, INC.
JERSEY GARDEN CINEMAS, INC.
KIPS BAY CINEMAS, INC.
LANCE THEATRE CORPORATION
LCE ACQUISITIONSUB, INC.
LCE MEXICAN HOLDINGS, INC.
LIBERTY TREE CINEMA CORP.
LOEKS ACQUISITION CORP.
LOEWS AKRON CINEMAS, INC.
LOEWS ARLINGTON CINEMAS, INC.
LOEWS ARLINGTON WEST CINEMAS, INC.
LOEWS ASTOR PLAZA, INC.
LOEWS BALTIMORE CINEMAS, INC.
LOEWS BAY TERRACE CINEMAS, INC.
LOEWS BEREA CINEMAS, INC.
LOEWS BOULEVARD CINEMAS, INC.
LOEWS BRISTOL CINEMAS, INC.
LOEWS BROADWAY CINEMAS, INC.
LOEW’S CALIFORNIA THEATRES, INC.
LOEWS CENTERPARK CINEMAS, INC.
LOEWS CENTURY MALL CINEMAS, INC.
LOEWS CHERI CINEMAS, INC.
LOEWS CHERRY TREE MALL CINEMAS, INC.
LOEWS CHICAGO CINEMAS, INC.
LOEWS CINEPLEX ENTERTAINMENT GIFT CARD CORPORATION
LOEWS CINEPLEX INTERNATIONAL HOLDINGS, INC.
LOEWS CINEPLEX THEATRES, INC.
LOEWS CINEPLEX THEATRES HOLDCO, INC.
LOEWS CITYWALK THEATRE CORPORATION
LOEWS CONNECTICUT CINEMAS, INC.
LOEWS CRYSTAL RUN CINEMAS, INC.
LOEWS DEAUVILLE NORTH CINEMAS, INC.
LOEWS EAST HANOVER CINEMAS, INC.

LOEWS EAST VILLAGE CINEMAS, INC.
LOEWS ELMWOOD CINEMAS, INC.
LOEWS FORT WORTH CINEMAS, INC.
LOEWS FREEHOLD MALL CINEMAS, INC.
LOEWS FRESH POND CINEMAS, INC.
LOEWS GREENWOOD CINEMAS, INC.
LOEWS HOUSTON CINEMAS, INC.
LOEWS LAFAYETTE CINEMAS, INC.
LOEWS LEVITTOWN CINEMAS, INC.
LOEWS LINCOLN PLAZA CINEMAS, INC.
LOEWS LINCOLN THEATRE HOLDING CORP.
LOEWS MEADOWLAND CINEMAS 8, INC.
LOEWS MEADOWLAND CINEMAS, INC.
LOEWS MERRILLVILLE CINEMAS, INC.
LOEWS MONTGOMERY CINEMAS, INC.
LOEWS MOUNTAINSIDE CINEMAS, INC.
LOEWS NEW JERSEY CINEMAS, INC.
LOEWS NEWARK CINEMAS, INC.
LOEWS ORPHEUM CINEMAS, INC.
LOEWS PALISADES CENTER CINEMAS, INC.
LOEWS PENTAGON CITY CINEMAS, INC.
LOEWS PIPER’S THEATRES, INC.
LOEWS RICHMOND MALL CINEMAS, INC.
LOEWS RIDGEFIELD PARK CINEMAS, INC.
LOEWS ROLLING MEADOWS CINEMAS, INC.
LOEWS ROOSEVELT FIELD CINEMAS, INC.
LOEWS STONYBROOK CINEMAS, INC.
LOEWS THEATRE MANAGEMENT CORP.
LOEWS THEATRES CLEARING CORP.
LOEWS TOMS RIVER CINEMAS, INC.
LOEWS TRYLON THEATRE, INC.
LOEWS USA CINEMAS INC.
LOEWS VESTAL CINEMAS, INC.
LOEWS WASHINGTON CINEMAS, INC.
LOEWS WEST LONG BRANCH CINEMAS, INC.
LOEWS-HARTZ MUSIC MAKERS THEATRES, INC.
LTM NEW YORK, INC.
LTM TURKISH HOLDINGS, INC.
MID-STATES THEATRES, INC.
MUSIC MAKERS THEATRES, INC.
NEW BRUNSWICK CINEMAS, INC.
NICKELODEON BOSTON, INC.
NORTH STAR CINEMAS, INC.
PARKCHESTER AMUSEMENT CORPORATION
PARSIPPANY THEATRE CORP.
PLITT SOUTHERN THEATRES, INC.
PLITT THEATRES, INC.
POLI-NEW ENGLAND THEATRES, INC.
PUTNAM THEATRICAL CORPORATION
RED BANK THEATRE CORPORATION

RKO CENTURY WARNER THEATRES, INC.
ROSEMONT CINEMAS, INC.
S&J THEATRES INC.
SACK THEATRES, INC.
SKOKIE CINEMAS, INC.
SOUTH HOLLAND CINEMAS, INC.
STAR THEATRES OF MICHIGAN, INC.
STAR THEATRES, INC.
STROUD MALL CINEMAS, INC.
TALENT BOOKING AGENCY, INC.
THE WALTER READE ORGANIZATION, INC.
THEATER HOLDINGS, INC.
THIRTY-FOURTH STREET CINEMAS, INC.
U.S.A. CINEMAS, INC.
WEBSTER CHICAGO CINEMAS, INC.
WHITE MARSH CINEMAS, INC.
WOODFIELD CINEMAS, INC.
WOODRIDGE CINEMAS, INC.

*
Travis Reid President, Chief Executive Officer and Director

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
Principal Executive Officer:

* Travis Reid	President, Chief Executive Officer and Director	August 11, 2005

Principal Financial and Accounting Officer:

/S/ JOHN J. WALKER John J. Walker	Senior Vice President, Chief Financial Officer, Treasurer and Director	August 11, 2005

* Michael Politi	Senior Vice President, General Counsel, Secretary and Director	August 11, 2005

*BY /S/ JOHN J. WALKER John J. Walker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on August 11, 2005.

DOWNTOWN BOSTON CINEMAS, LLC

LOEWS NORTH VERSAILLES CINEMAS, LLC

LOEWS PLAINVILLE CINEMAS, LLC

METHUEN CINEMAS, LLC

OHIO CINEMAS, LLC

RICHMOND MALL CINEMAS, LLC

SPRINGFIELD CINEMAS, LLC

WATERFRONT CINEMAS, LLC

*
Travis Reid President and Chief Executive Officer of Plitt Theatres, Inc., the Sole Member

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
Principal Executive Officer:

* Travis Reid	President and Chief Executive Officer of Sole Member	August 11, 2005

Principal Financial and Accounting Officer:

/S/ JOHN J. WALKER John J. Walker	Senior Vice President, Chief Financial Officer and Treasurer of Sole Member	August 11, 2005

* Michael Politi	Senior Vice President, General Counsel and Secretary of Sole Member	August 11, 2005

*BY /S/ JOHN J. WALKER John J. Walker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, each of the Registrants listed below has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on August 11, 2005.

GATEWAY CINEMAS, LLC LEWISVILLE CINEMAS, LLC LOEWS GARDEN STATE CINEMAS, LLC

*
Travis Reid President and Chief Executive Officer of RKO Century Warner Theatres, Inc., the Sole Member

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
Principal Executive Officer:

* Travis Reid	President and Chief Executive Officer of Sole Member	August 11, 2005

Principal Financial and Accounting Officer:

/S/ JOHN J. WALKER John J. Walker	Senior Vice President, Chief Financial Officer and Treasurer of Sole Member	August 11, 2005

* Michael Politi	Senior Vice President, General Counsel and Secretary of Sole Member	August 11, 2005

*BY /S/ JOHN J. WALKER John J. Walker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Loews Cineplex U.S. Callco, LLC has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on August 11, 2005.

LOEWS CINEPLEX U.S. CALLCO, LLC

*
Travis Reid President and Chief Executive Officer of Loews Cineplex Theatres, Inc., the Sole Member

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
Principal Executive Officer:

* Travis Reid	President and Chief Executive Officer of Sole Member	August 11, 2005

Principal Financial and Accounting Officer:

/S/ JOHN J. WALKER John J. Walker	Senior Vice President, Chief Financial Officer and Treasurer of Sole Member	August 11, 2005

* Michael Politi	Senior Vice President, General Counsel and Secretary of Sole Member	August 11, 2005

*BY /S/ JOHN J. WALKER John J. Walker Attorney-in-Fact

SIGNATURES

Pursuant to the requirements of the Securities Act, Loeks Star Partners has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of New York, state of New York on August 11, 2005.

LOEKS STAR PARTNERS

*
Travis Reid President and Chief Executive Officer of Star Theatres of Michigan, Inc., a General Partner

Pursuant to the requirements of the Securities Act, this Amendment No. 4 to this registration statement has been signed by the following persons in the capacities and as of the dates indicated.

Signature	Title	Date
Principal Executive Officer:

* Travis Reid	President and Chief Executive Officer of General Partner	August 11, 2005

Principal Financial and Accounting Officer:

/S/ JOHN J. WALKER John J. Walker	Senior Vice President, Chief Financial Officer and Treasurer of General Partner	August 11, 2005

* Michael Politi	Senior Vice President, General Counsel and Secretary of General Partner	August 11, 2005

*BY /S/ JOHN J. WALKER John J. Walker Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description of Exhibits
2.1	Stock Purchase Agreement dated as of June 18, 2004, among LCE Holdings, Inc., Loews Cineplex Entertainment Corporation and the other persons identified therein.*

2.2	Agreement and Plan of Merger, dated as of June 20, 2005, by and among Marquee Holdings Inc., a Delaware corporation, and LCE Holdings, Inc., a Delaware corporation.*

3.1	Certificate of Incorporation of Loews Cineplex Entertainment Corporation, with amendments.*

Certificates of Incorporation or corresponding instrument, with amendments, of the following additional registrants:

3.2.1	Loews Citywalk Theatre Corporation*

3.2.2	S&J Theatres, Inc.*

3.2.3	Loews Bristol Cinemas, Inc.*

3.2.4	Loews Connecticut Cinemas, Inc.*

3.2.5	Downtown Boston Cinemas, LLC*

3.2.6	Farmers Cinemas, Inc.*

3.2.7	Gateway Cinemas, LLC*

3.2.8	Kips Bay Cinemas, Inc.*

3.2.9	LCE Mexican Holdings, Inc.*

3.2.10	Lewisville Cinemas, LLC*

3.2.11	Loeks Acquisition Corp.*

3.2.12	Loews Akron Cinemas, Inc.*

3.2.13	Loews Arlington Cinemas, Inc.*

3.2.14	Loews Bay Terrace Cinemas, Inc.*

3.2.15	Loews Berea Cinemas, Inc.*

3.2.16	Loews Cineplex International Holdings, Inc.*

3.2.17	Loews Cineplex Theatres, Inc.*

3.2.18	Loews Cineplex Theatres Holdco, Inc.*

3.2.19	Loews Cineplex U.S. Callco, LLC*

3.2.20	Loews Garden State Cinemas, LLC*

3.2.21	Loews Greenwood Cinemas, Inc.*

3.2.22	Loews North Versailles Cinemas, LLC*

3.2.23	Loews Plainville Cinemas, LLC*

3.2.24	Loews Stonybrook Cinemas, Inc.*

3.2.25	Loews Theatre Management Corp.*

3.2.26	Loews Theatres Clearing Corp.*

3.2.27	Loews USA Cinemas Inc.*

3.2.28	Loews Vestal Cinemas, Inc.*

Exhibit Number	Description of Exhibits

3.2.29	Loews Washington Cinemas, Inc.*

3.2.30	LTM New York, Inc.*

3.2.31	LTM Turkish Holdings, Inc.*

3.2.32	Methuen Cinemas, LLC*

3.2.33	Ohio Cinemas, LLC*

3.2.34	Plitt Southern Theatres, Inc.*

3.2.35	Plitt Theatres, Inc.*

3.2.36	Poli-New England Theatres, Inc.*

3.2.37	Richmond Mall Cinemas, LLC*

3.2.38	RKO Century Warner Theatres, Inc.*

3.2.39	Springfield Cinemas, LLC*

3.2.40	Star Theatres of Michigan, Inc.*

3.2.41	Star Theatres, Inc.*

3.2.42	The Walter Reade Organization, Inc.*

3.2.43	Theater Holdings, Inc.*

3.2.44	U.S.A. Cinemas, Inc.*

3.2.45	Waterfront Cinemas, LLC*

3.2.46	Crestwood Cinemas, Inc.*

3.2.47	Illinois Cinemas, Inc.*

3.2.48	Loews Chicago Cinemas, Inc.*

3.2.49	Loews Merrillville Cinemas, Inc.*

3.2.50	Loews Piper’s Theatres, Inc.*

3.2.51	Loews Rolling Meadows Cinemas, Inc.*

3.2.52	North Star Cinemas, Inc.*

3.2.53	Rosemont Cinemas, Inc.*

3.2.54	Skokie Cinemas, Inc.*

3.2.55	South Holland Cinemas, Inc.*

3.2.56	Webster Chicago Cinemas, Inc.*

3.2.57	Woodfield Cinemas, Inc.*

3.2.58	Woodridge Cinemas, Inc.*

3.2.59	Loews Century Mall Cinemas, Inc.*

3.2.60	Loews Cherry Tree Mall Cinemas, Inc.*

Exhibit Number	Description of Exhibits

3.2.61	Loews Lafayette Cinemas, Inc.*

3.2.62	Fall River Cinema, Inc.*

3.2.63	Liberty Tree Cinema Corp.*

3.2.64	Loews Cheri Cinemas, Inc.*

3.2.65	Loews Fresh Pond Cinemas, Inc.*

3.2.66	Nickelodeon Boston, Inc.*

3.2.67	Sack Theatres, Inc.*

3.2.68	Loews Baltimore Cinemas, Inc.*

3.2.69	Loews Centerpark Cinemas, Inc.*

3.2.70	Brick Plaza Cinemas, Inc.*

3.2.71	Jersey Garden Cinemas, Inc.*

3.2.72	Loews East Hanover Cinemas, Inc.*

3.2.73	Loews Freehold Mall Cinemas, Inc.*

3.2.74	Loews Meadowland Cinemas 8, Inc.*

3.2.75	Loews Meadowland Cinemas, Inc.*

3.2.76	Loews Mountainside Cinemas, Inc.*

3.2.77	Loews New Jersey Cinemas, Inc.*

3.2.78	Loews Newark Cinemas, Inc.*

3.2.79	Loews Ridgefield Park Cinemas, Inc.*

3.2.80	Loews Toms River Cinemas, Inc.*

3.2.81	Loews West Long Branch Cinemas, Inc.*

3.2.82	Loews-Hartz Music Makers Theatres, Inc.*

3.2.83	Music Makers Theatres, Inc.*

3.2.84	New Brunswick Cinemas, Inc.*

3.2.85	Parsippany Theatre Corp.*

3.2.86	Red Bank Theatre Corporation*

3.2.87	White Marsh Cinemas, Inc.*

3.2.88	71st & 3rd Ave. Corp.*

3.2.89	Crescent Advertising Corporation*

3.2.90	Eton Amusement Corporation*

3.2.91	Forty-Second Street Cinemas, Inc.*

3.2.92	Hawthorne Amusement Corporation*

3.2.93	Hinsdale Amusement Corporation*

Exhibit Number	Description of Exhibits

3.2.94	Lance Theatre Corporation*

3.2.95	Loews Astor Plaza, Inc.*

3.2.96	Loews Boulevard Cinemas, Inc.*

3.2.97	Loews Broadway Cinemas, Inc.*

3.2.98	Loew’s California Theatres, Inc.*

3.2.99	Loews Crystal Run Cinemas, Inc.*

3.2.100	Loews East Village Cinemas, Inc.*

3.2.101	Loews Elmwood Cinemas, Inc.*

3.2.102	Loews Levittown Cinemas, Inc.*

3.2.103	Loews Lincoln Theatre Holding Corp.*

3.2.104	Loews Orpheum Cinemas, Inc.*

3.2.105	Loews Palisades Center Cinemas, Inc.*

3.2.106	Loews Roosevelt Field Cinemas, Inc.*

3.2.107	Loews Trylon Theatre, Inc.*

3.2.108	Parkchester Amusement Corporation*

3.2.109	Putnam Theatrical Corporation*

3.2.110	Talent Booking Agency, Inc.*

3.2.111	Thirty-Fourth Street Cinemas, Inc.*

3.2.112	Loews Richmond Mall Cinemas, Inc.*

3.2.113	Mid-States Theatres, Inc.*

3.2.114	Loews Montgomery Cinemas, Inc.*

3.2.115	Stroud Mall Cinemas, Inc.*

3.2.116	Cityplace Cinemas, Inc.*

3.2.117	Fountain Cinemas, Inc.*

3.2.118	Loews Arlington West Cinemas, Inc.*

3.2.119	Loews Deauville North Cinemas, Inc.*

3.2.120	Loews Fort Worth Cinemas, Inc.*

3.2.121	Loews Houston Cinemas, Inc.*

3.2.122	Loews Lincoln Plaza Cinemas, Inc.*

3.2.123	Loews Cineplex Entertainment Gift Card Corporation*

3.2.124	Loews Pentagon City Cinemas, Inc.*

3.2.125	LCE AcquisitionSub, Inc.*

3.3	By-laws of Loews Cineplex Entertainment Corporation.*

Exhibit Number	Description of Exhibits

3.4	By-laws of the following Additional Registrants:*

71st & 3rd Ave. Corp.

Brick Plaza Cinemas, Inc.

Cityplace Cinemas, Inc.

Crescent Advertising Corporation

Crestwood Cinemas, Inc.

Eton Amusement Corporation

Fall River Cinema, Inc.

Farmers Cinemas, Inc.

Forty-Second Street Cinemas, Inc.

Fountain Cinemas, Inc.

Hawthorne Amusement Corporation

Hinsdale Amusement Corporation

Illinois Cinemas, Inc.

Jersey Garden Cinemas, Inc.

Kips Bay Cinemas, Inc.

Lance Theatre Corporation

Liberty Tree Cinema Corp.

Loeks Acquisition Corp.

Loews Akron Cinemas, Inc.

Loews Arlington Cinemas, Inc.

Loews Arlington West Cinemas, Inc.

Loews Astor Plaza, Inc.

Loews Baltimore Cinemas, Inc.

Loews Bay Terrace Cinemas, Inc.

Loews Berea Cinemas, Inc.

Loews Boulevard Cinemas, Inc.

Loews Bristol Cinemas, Inc.

Loews Broadway Cinemas, Inc.

Loew’s California Theatres, Inc.

Loews Centerpark Cinemas, Inc.

Loews Century Mall Cinemas, Inc.

Exhibit Number	Description of Exhibits

Loews Cheri Cinemas, Inc.

Loews Cherry Tree Mall Cinemas, Inc.

Loews Chicago Cinemas, Inc.

Loews Cineplex Entertainment Gift Card Corporation

Loews Cineplex International Holdings, Inc.

Loews Cineplex Theatres Holdco, Inc.

Loews Citywalk Theatre Corporation

Loews Connecticut Cinemas, Inc.

Loews Crystal Run Cinemas, Inc.

Loews Deauville North Cinemas, Inc.

Loews East Hanover Cinemas, Inc.

Loews East Village Cinemas, Inc.

Loews Elmwood Cinemas, Inc.

Loews Fort Worth Cinemas, Inc.

Loews Freehold Mall Cinemas, Inc.

Loews Fresh Pond Cinemas, Inc.

Loews Greenwood Cinemas, Inc.

Loews Houston Cinemas, Inc.

Loews Lafayette Cinemas, Inc.

Loews Levittown Cinemas, Inc.

Loews Lincoln Plaza Cinemas, Inc.

Loews Lincoln Theatre Holding Corp.

Loews Meadowland Cinemas 8, Inc.

Loews Meadowland Cinemas, Inc.

Loews Merrillville Cinemas, Inc.

Loews Montgomery Cinemas, Inc.

Loews Mountainside Cinemas, Inc.

Loews New Jersey Cinemas, Inc.

Loews Newark Cinemas, Inc.

Loews Orpheum Cinemas, Inc.

Loews Palisades Center Cinemas, Inc.

Loews Pentagon City Cinemas, Inc.

Loews Piper’s Theatres, Inc.

Exhibit Number	Description of Exhibits

Loews Richmond Mall Cinemas, Inc.

Loews Ridgefield Park Cinemas, Inc.

Loews Rolling Meadows Cinemas, Inc.

Loews Roosevelt Field Cinemas, Inc.

Loews Stonybrook Cinemas, Inc.

Loews Theatre Management Corp.

Loews Theatres Clearing Corp.

Loews Toms River Cinemas, Inc.

Loews Trylon Theatre, Inc.

Loews USA Cinemas Inc.

Loews Vestal Cinemas, Inc.

Loews Washington Cinemas, Inc.

Loews West Long Branch Cinemas, Inc.

Loews-Hartz Music Makers Theatres, Inc.

LTM New York, Inc.

LTM Turkish Holdings, Inc.

Mid-States Theatres, Inc.

Music Makers Theatres, Inc.

New Brunswick Cinemas, Inc.

Nickelodeon Boston, Inc.

North Star Cinemas, Inc.

Parkchester Amusement Corporation

Parsippany Theatre Corp.

Plitt Southern Theatres, Inc.

Plitt Theatres, Inc.

Poli-New England Theatres, Inc.

Putnam Theatrical Corporation

Red Bank Theatre Corporation

RKO Century Warner Theatres, Inc.

Rosemont Cinemas, Inc.

S&J Theatres Inc.

Sack Theatres, Inc.

Skokie Cinemas, Inc.

Exhibit Number	Description of Exhibits

South Holland Cinemas, Inc.

Star Theatres of Michigan, Inc.

Star Theatres, Inc.

Stroud Mall Cinemas, Inc.

Talent Booking Agency, Inc.

The Walter Reade Organization, Inc.

Theater Holdings, Inc.

Thirty-Fourth Street Cinemas, Inc.

U.S.A. Cinemas, Inc.

Webster Chicago Cinemas, Inc.

White Marsh Cinemas, Inc.

Woodfield Cinemas, Inc.

Woodridge Cinemas, Inc.

3.5	By-laws of LCE Mexican Holdings, Inc.*

3.6	By-laws of Loews Cineplex Theatres, Inc.*

3.7	Limited Liability Company Agreement of Loews Cineplex U.S. Callco, LLC.*

3.8	Limited Liability Company Agreement of Downtown Boston Cinemas, LLC.*

3.9	Limited Liability Company Agreement of Gateway Cinemas, LLC.*

3.10	Limited Liability Company Agreement of Loews North Versailles Cinemas, LLC.*

3.11	Limited Liability Company Agreement of Loews Plainville Cinemas, LLC.*

3.12	Limited Liability Company Agreement of Methuen Cinemas, LLC.*

3.13	Limited Liability Company Agreement of Ohio Cinemas, LLC.*

3.14	Limited Liability Company Agreement of Richmond Mall Cinemas, LLC.*

3.15	Limited Liability Company Agreement of Springfield Cinemas, LLC.*

3.16	Limited Liability Company Agreement of Waterfront Cinemas, LLC.*

3.17	Limited Liability Company Agreement of Lewisville Cinemas, LLC.*

3.18	Limited Liability Company Agreement of Loews Garden State Cinemas, LLC.*

3.19	Partnership Agreement of Loeks-Star Partners.*

3.20	By-Laws of LCE AcquisitionSub, Inc.*

4.1	Indenture dated as of July 30, 2004, among Loews Cineplex Entertainment Corporation, the Guarantors named therein, and U.S. Bank National Association, Trustee.*

4.2	Registration Rights Agreement dated as of July 30, 2004 by and among Loews Cineplex Entertainment Corporation, Credit Suisse First Boston LLC, Citicorp Global Capital Markets Inc., Bank of America Securities LLC, Deutsche Bank Securities Inc. and Lehman Brothers Inc.*

Exhibit Number	Description of Exhibits

5.1	Opinion of Ropes & Gray LLP.*

5.2	Opinion of Cohn Birnbaum & Shea.*

5.3	Opinion of Mayer, Brown, Rowe & Maw LLP.*

5.4	Opinion of Hackman Hulett & Cracraft, LLP.*

5.5	Opinion of Ballard Spahr Andrews & Ingersoll, LLP.*

5.6	Opinion of Warner Norcross & Judd LLP.*

5.7	Opinion of Porter Wright Morris & Arthur LLP.*

5.8	Opinion of Fulbright & Jaworski, L.L.P.

5.9	Opinion of Ballard Spahr Andrews & Ingersol, LLP.*

9.1	Stockholders Agreement dated as of July 30, 2004 among Loews Cineplex Entertainment Corporation, LCE Holdings, Inc. and Certain Stockholders of LCE Holdings, Inc.*

9.2	Management Stockholders Agreement dated as of January 12, 2005 among LCE Holdings, Inc., LCE Intermediate Holdings, Inc., LCE Holdco LLC, Loews Cineplex Entertainment Corporation and Certain Stockholders of LCE Holdings, Inc.*

10.1	Credit Agreement dated as of July 30, 2004 among Loews Cineplex Entertainment Corporation, Grupo Cinemex, S.A. DE C.V., Cadena Mexicana De Exhibición, S.A. de C.V., LCE Holdco, LLC, Citigroup Global Markets Inc. and Credit Suisse First Boston, as Joint Lead Arrangers and Joint Bookrunners, Credit Suisse First Boston, as Syndication Agent, Bank Of America, N.A., Deutsche Bank AG Cayman Islands Branch and Lehman Commercial Paper Inc., as Co-Documentation Agents, Citicorp North America, Inc., as Administrative Agent, Dollar Swing Line Lender and L/C Issuer and Banco Nacional de Mexico, S.A., Integrante Del Grupo Financiero Banamex, as Mexican Administrative Agent and Peso Swing Line Lender.*

10.2	Security Agreement dated as of July 30, 2004 between Loews Cineplex Entertainment Corporation, the Grantors referred to therein as Grantors and Credit Suisse First Boston, as administrative agent.*

10.3	Loan Agreement dated as of August 16, 2004 between Grupo Cinemex, S.A. de C.V. and Cadena Mexicana De Exhibición, S.A. de C.V.*

10.4	Revolving Loan Agreement dated as of August 16, 2004 between Grupo Cinemex, S.A. de C.V. and Cadena Mexicana De Exhibición, S.A. de C.V.*

10.5	Subsidiary Guaranty dated as of July 30, 2004 from Subsidiary Guarantors named therein in favor of the secured parties referred to in the Credit Agreement referred to therein.*

10.6	Management Agreement dated as of July 30, 2004 by and among Loews Cineplex Entertainment Corporation, LCE Holdings, Inc., Bain Capital Partners, LLC, The Carlyle Group, and Spectrum Equity Investors.*

10.7	Employment Agreement between Travis Reid and Loews Cineplex Entertainment Corporation dated January 1, 2005.*

10.8	Employment Agreement between Miguel Davila and Loews Cineplex Entertainment Corporation dated November 10, 2004.*

10.9	Amended and Restated Management Stock Option Plan for LCE Holdings, Inc. and LCE Intermediate Holdings, Inc.*

10.10	Joint Venture Agreement, dated as of April 27, 1998, by and among LTM Spanish Holdings, Inc. and Ricardo Evole Martil, as amended on July 7, 2003.*

10.11	Amended and Restated Joint Venture Agreement, dated as of July 25, 2002, by and among Megabox Cineplex, Inc., Mediaplex, Inc., Loews Cineplex Entertainment Corporation and Loews Cineplex International Holdings, Inc.*

Exhibit Number	Description of Exhibits

10.12	Amended and Restated Registration Rights Agreement dated as of January 12, 2005 among LCE Holdings, Inc., LCE Intermediate Holdings, Inc., LCE Holdco LLC, Loews Cineplex Entertainment Corporation and Certain Stockholders of LCE Holdings, Inc.*

10.13	Form of Indemnification Agreement between Loews Cineplex Entertainment Corporation and each of Michael Politi and Bryan Berndt.*

10.14	Form of Indemnification Agreement between Loews Cineplex Entertainment Corporation and each of Travis Reid, John Walker, David Badain and Seymour Smith.*

10.15	Form of Option Agreement of LCE Holdings, Inc. and LCE Intermediate Holdings, Inc.*

10.16	Option Agreement between LCE Holdings, Inc., LCE Intermediate Holdings, Inc. and Travis Reid.*

12	Statement of Computation of Ratio of Earnings to Fixed Charges.*

21	Subsidiaries.*

23.1	Consent of PricewaterhouseCoopers LLP regarding Loews financial statements.*

23.2	Consent of Samil PricewaterhouseCoopers.*

23.3	Consent of PricewaterhouseCoopers LLP regarding AMC Entertainment Inc. financial statements.*

23.4	Consent of Ropes & Gray LLP (included in the opinion previously filed).*

23.5	Consent of Cohn Birnbaum & Shea (included in the opinion previously filed).*

23.6	Consent of Mayer, Brown, Rowe & Maw LLP (included in the opinion previously filed).*

23.7	Consent of Hackman Hulett & Cracraft, LLP (included in the opinion previously filed).*

23.8	Consent of Ballard Spahr Andrews & Ingersoll, LLP (included in the opinion previously filed).*

23.9	Consent of Warner Norcross & Judd LLP (included in the opinion previously filed).*

23.10	Consent of Porter Wright Morris & Arthur LLP (included in the opinion previously filed).*

23.11	Consent of Fulbright & Jaworski, L.L.P. (included in the opinion filed herewith).

25	Statement of Eligibility of Trustee on Form T-1 of U.S. Bank as Trustee.*

99.1	Form of Letter of Transmittal.*

99.2	Form of Notice of Guaranteed Delivery.*

*	Previously filed